                                                                   Exhibit 10.40

                                 LEASE AGREEMENT

     1. PARTIES. This Lease, dated this 23rd day of January, 2002, is by and between Ross Menard, as Lessor, and Integrated Information Systems, Inc., as
Lessee.

     2. PREMISES. Lessor, in consideration of the rents to be paid by Lessee, does hereby lease to Lessee, the following demised premises:

1966 S. Stoughton Road, Madison, Wisconsin 53716, containing about 6,000 SF. of space;

1938 S. Stoughton Road, Madison, Wisconsin 53716, containing about 3,000 SF. of space;

1950 S. Stoughton Road, Madison, Wisconsin 53716, containing about 3,000 SF. of space.

     3. TERM: This Lease is being signed in connection with a transaction among
Lessee, Goliath Networks, Inc. and others. This Lease will become effective only if that transaction is completed and will be not be effective until the date that that transaction is completed (the "Effective Date"). The parties currently anticipate that the Effective Date will be January 25, 2002. The term of this lease shall be for a period commencing on the Effective Date and ending November
1, 2002, subject to earlier cancellation by Lessee on sixty (60) days notice.

     4. RENT. Lessee agrees to pay Lessor a monthly rental of Seven Thousand
Three Hundred dollars ($7,300.00). If the term of this lease shall commence or expire on a day other than the first day of a calendar month, the rent for that partial month shall be prorated and the lease year shall commence with the first day of the next month. Lessee shall also pay, with its rental payments, all sales and other taxes or charges assessed by any governmental authority against such rents. All rental shall be payable to Lessor in advance on the first business day of each month without notice or demand and without abatement, deduction or setoff and as an independent covenant.

     5. INTENTIONALLY BLANK.

     6. USE.

          6.1 The lease premises shall be used and occupied only for: sales, service and manufacture of computers and related products and for no other purpose without the Lessor's prior written consent.

          6.2 Lessee acknowledges Lessor has made no representations as to the use to which the premises may be legally put. Lessee shall apply for an occupancy permit at its expense.

          6.3 The Lessee shall comply with all laws and regulations of the federal, state, county, and municipal authorities applicable to the business to be conducted by the Lessee in the leased premises. The Lessee shall not vacate or abandon the leased premises during the term, and shall use the leased premises and conduct his business in such a manner, both as regards to noise and other nuisances, as will not interfere with, annoy, or disturb another tenant in the conduct of its business, or the Lessor in the management of the building.

          6.4 The Lessee shall not keep within the leased property any articles of dangerous, inflammable, or explosive character which increase the danger of fire upon the leased property, or which would be deemed "hazardous" or
     "extra-hazardous" by any responsible insurance company.

         7. DELAY IN COMMENCEMENT. If Lessor, for any reason whatsoever, cannot deliver possession of the leased premises to Lessee at the commencement of the term of this lease, this lease shall not be void or voidable, nor shall Lessor be liable to Lessee for any loss or damage resulting therefrom, but in that event there shall be an abatement of rent covering the period between the commencement of the term and the time when Lessor can deliver, provided that said delay in commencement shall not exceed sixty (60) days.

         8. QUIET ENJOYMENT AND COVENANT OF TITLE. Lessor covenants, warrants, and represents that it has full right and power to execute this lease and to grant the estate demised herein and that Lessee, upon payment of the rents herein reserved, and performing the terms, conditions, and covenants herein contained, shall peacefully and quietly have, hold, and enjoy the leased premises during the full term of this lease, and any extension hereof.

         9. UTILITIES. Lessee agrees to pay and be responsible for, when due, all utility charges, including, but not limited to, water, gas, sewer, telephone
(including installation), electricity, sprinkler service charge, and other such services used on or charged against the premises. To the extent that water and sewer, and exterior electrical bills are submitted to Lessor for the entire premises, including the leased premises, the Lessee shall pay its prorata share of such costs as calculated under Paragraph 30 herein, within 30 days from presentation of invoice therefore and a reasonable computation thereof.

         10. REAL ESTATE TAXES. Lessee agrees, as additional rental for the
Leased premises, that it will each year during the term of this lease, or any renewals or extensions thereof, pay Lessor its prorata share of all increase as calculated under Paragraph 30 herein in real estate taxes, charges, fees, and assessments levied or assessed against the property of which the demised premises are part thereof that are in excess of the real estate taxes, fee charges, and assessments charged or assessed upon or against the said property for the base year 1996. In the last calendar year, Lessee shall only be liable for its prorata share of such increases based on the actual number of days of occupancy by Lessee. Such payment shall be made by Lessee within 30 days after receiving an invoice showing the amount due and a reasonable computation thereof.

     11. USE OF PARKING FACILITIES. The Lessee and his employees and customers shall have the nonexclusive right, in common with the Lessor and other tenants of said building(s), to park automobiles in the parking areas provided by
Lessor, subject to such reasonable rules and regulations as the Lessor may from time to time impose, including the designation of specific areas in which automobiles of the Lessee and his employees must be parked.

     12.  REPAIRS AND MAINTENANCE.

     12.1 Lessee shall, at its own expense, be responsible for, maintain, and keep the interior of the leased premises in good order and repair during the term of the lease, including, but not limited to the heating, plumbing, sprinkler, electrical , and air conditioning systems, overhead and/or walk doors, windows, and interior walls, pest control, (including damages by third parties such as vandalism or breaking & entering) and any other maintenance and repairs not specifically undertaken by Lessor in Section 12.2. Lessee further agrees to keep his portion of the sidewalks, paved areas, and landscaped areas immediately adjacent to the leased premises free of all rubbish and debris, and shall be responsible for any repairs resulting from Lessee's use of such areas.
Unless Lessor provides a common refuse collection and removal service, Lessee shall be responsible for its own trash collection and shall use only metal containers (with metal tops) which must be kept painted. Lessee shall not store any trash, merchandise, crates, pallets, or materials of any kind outside the leased premises. Lessee shall maintain snow removal for the space immediately adjacent to the lease premises, including all sidewalks and entranceways. Lessor shall in the first instance maintain and keep in good repair the other common areas, and Lessee shall pay Lessor for Lessee's prorata share of Lessor's lawn care and snow plowing, striping and maintenance of bituminous surfaces and related common area maintenance costs, including parking lot lighting, sprinkler inspection costs (but not repair), fire alarm monitoring, common refuse collection and removal service (if provided by Lessor), within 30 days of billing.

     12.2 Lessor, at its own expense, shall be responsible for making structural repairs to building of which the leased premises form a part, (unless necessitated by Lessee or its agents, customers, or employees) including repairs and maintenance to the roof, exterior walls, foundations, sidewalks, and any repair occasioned by or attributable to defective materials or workmanship in the construction of the building, of which the lease premises form a part. In the event that any structural repair is needed that effects the lease premises,
Lessee shall immediately notify Lessor, and Lessor shall proceed promptly with said repairs. Lessor's liability hereunder shall be limited to the cost of such repairs or corrections, except that Lessee shall be entitled to a proportionate abatement of rent while said repairs or corrections are being made.

         13. ALTERATIONS AND IMPROVEMENTS. Lessee shall not, without the prior written consent of the Lessor, make any alterations, improvement, or addition in or about the leased premises, except for non-structural alterations that cost
$1,000 or less. Any alteration, addition, or improvement made by Lessee after such consent shall have been given and any fixtures installed as part thereof shall at the Lessor's option become the property of the Lessor upon the expiration or sooner termination of this lease; provided, however, the
Lessor shall have the right to require the Lessee to remove such fixtures at the
Lessee's cost upon such termination of this lease and restore the building to its original condition before such installation, ordinary wear and tear expected.

         14.      INSURANCE.

                  14.1 LIABILITY INSURANCE. During the term of this lease and any renewals or extensions thereof, Lessee shall keep, maintain, and pay for liability insurance naming the Lessor as additional insured, coverage in amounts not less than $500,000 for any one person, $1,000,000 for any one accident, and
$250,000 for property damage. Lessee shall furnish a certificate of insurance indicating above coverage. Such certificate shall state the policy will not be canceled or altered without at least ten days prior written notice to Lessor.

                  14.2 PROPERTY INSURANCE. Lessor shall obtain and keep in force during the term of the lease a policy of insurance covering loss or damage to the premises, in the amount of full replacement value, providing protection against all perils within the classification of fire and extended coverage.
Lessee shall pay all excess insurance premiums required to be paid by Lessor by reason of Lessee's use or occupancy thereof. Excess premiums shall mean those premiums in excess of the usual premium for a non-hazardous risk. Any such increase shall be due and payable within ten days upon presentation of statement by Lessor. If Lessor's fire and extended coverage premium for policy years coming after the commencement of the lease increases over the previous premium, then Lessee shall pay its prorata share of the increase, as calculated in
Paragraph 30 herein.

                  14.3 WAIVER OF SUBROGATION. Lessee and Lessor each hereby
waives any and all rights of recovery against each other and the officers, employees, agents, and representatives of the other, for loss of or damage to such waiving party or its property of others under its control, where such loss or damage is insured against under any insurance policy in force at the time of such loss or damage. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this lease.

         15. INDEMNITY. Lessee shall indemnify and hold harmless Lessor from and against any and all claims arising from Lessee's use of the premises, or from the conduct of Lessee's business or from any activity, work, or things done, permitted or suffered by Lessee in or about the premises or elsewhere and shall further indemnify and hold harmless Lessor from and against any and all claims arising from any breach or default in the performance of any obligation on
Lessee's part to be performed under the terms of this lease, or arising from any negligence of the Lessee, or any of Lessee's agents, contractors, or employees, and from and against all costs, attorney's fees, expenses, and liabilities incurred in the defense of any such claim or any action or proceeding brought hereon, and in case any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at
Lessee's

expense by counsel satisfactory to the Lessor. Lessor shall also indemnify
Lessee for all claims arising from Lessors breach of this lease.

         16. SUBLEASING AND ASSIGNMENT. Lessee may not assign whether voluntary or by operation of law, its rights under this lease or sublet the whole or any part of the leased premises, without the prior written consent of the Lessor, such consent shall not to be unreasonably withheld. No consent shall be deemed a consent to any subsequent assignment or sublease. Regardless of Lessor's consent, no subletting or assignment shall release Lessee or Lessee's obligation or alter the primary liability of Lessee to pay the rent and to perform all other obligations to be performed by Lessee hereunder.

         17. INSPECTION OF PREMISES. The Lessor or Lessor's agents shall have free access at reasonable times to the premises for the purpose of inspection and for the maintenance and making of repairs provided that Lessor gives Lessee
24 hours prior notice. Lessor shall have the right to place "For Lease" signs in a conspicuous place on the premises for one hundred twenty (120) days prior to the expiration of the term of this lease.

         18. SIGNS. Lessee shall not place or erect any signs or identifying marks, trademarks, insignia, or advertising on or about the leased premises, or the property of which the leased premises are a part, without first receiving written consent from Lessor, which consent shall not be unreasonably withheld.

         19.      DESTRUCTION OF PREMISES.

                  19.1 In the event of a partial destruction of the said leased premises or otherwise to the building in which the leased premises are contained such that the use and occupancy by Lessee is adversely affected during the term of this lease, from any cause, Lessor shall forthwith repair the same and restore the same to the condition as of the date of this lease and complete such repairs within 90 days from the date of such destruction, under the laws and regulations of state, federal, county, or municipal authorities, but such partial destruction shall in no way annul or void this lease, except that Lessee shall be entitled to a proportionate abatement of rent while such repairs shall interfere with the business carried on by Lessee in the said premises. If such repairs and restoration cannot be made within such 90 days, Lessor shall give prompt written notice thereof (not to exceed 30 days from the date of destruction) to the Lessee and to advise the Lessee of the time period necessary to repair and restore same. If the Lessor and Lessee can then agree on a reasonable time for such repairs and restoration to be completed, the Lessor shall forthwith make such repairs and restoration within the time period agreed upon. In the event that Lessor does not so elect to make such repairs or if the
Lessor and Lessee cannot agree as to reasonable period of time for such repair and restoration, this lease may be terminated at the option of either Lessor and
Lessee at any time by written notice sent to the other.

                  19.2 In the event of a total destruction from any cause, such that the leased premises or the building in which the leased premises are contained are substantially destroyed,

as distinguished from a partial destruction as above defined in Section 19.1, then either Lessor or Lessee shall have the right and option to terminate this lease by written notice sent of the other within 90 days after the date of such destruction.

         20. CONDEMNATION. If the premises or any portion thereof are taken under the power of eminent domain, or sold under the threat of the exercise of said power (all of which are herein called "condemnation"), this lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than 25% of the floor area of the improvements on the premises, or more than 25% of the land area of the premises which is not occupied by any improvements, is taken by condemnation,
Lessee may, at Lessee's option, to be exercised in writing only within ten days after Lessor shall have given Lessee written notice of such taking (or, in the absence of such notice, within ten days after the condemning authority shall have taken possession) terminate this lease as of the date the condemning authority takes such possession. If Lessee does not terminate this lease in accordance with the foregoing, this lease shall remain in full force and effect as to the portion of the premises remaining, except that the rent shall be reduced in proportion to the floor area taken. Any award for the taking of all or any part of the premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any award for loss of or damage to
Lessee's trade fixtures and removable personal property. In the event that this lease is not terminated by reason of such condemnation, Lessor shall, to the extent of severance damages received by Lessor in connection except with such condemnation, repair any damage to the premises caused by such condemnation to the extent that Lessee has been reimbursed therefore by the condemning authority.

         21. HOLDING OVER. Lessee shall surrender the premises upon the expiration or termination of the lease. Any hold over not consented to by the
Lessor shall not result in a new tenancy or interest and, in such case, Lessor shall treat Lessee as a trespasser. If the Lessee remains in possession of the premises or any part thereof after the expiration of the term of this lease without the express written consent of Lessor, Lessee shall pay a monthly rent equal to 150% of the monthly rent amount set out in Paragraph 4.

         22. SURRENDER OF PREMISES.  Lessee will surrender the leased premises, at the expiration or sooner termination of the lease term, broom-cleaned, with all rubbish removed, free of subtenancies, and in good condition and repair, reasonable wear and tear excepted. Lessee will deliver all keys to Lessor or
Lessor's agent.

         23. SUBORDINATION TO EXISTING AND FUTURE MORTGAGES. This lease shall be subject and subordinate at all times to the lien of existing mortgages and which hereafter may be made a lien on the leased property. Lessee agrees to execute and deliver any documents or instruments required to effectuate such subordination or to make this lease prior to any lien of any mortgage, deed of trust, or ground lease, as the case may be. The Lessee hereby appoints the Lessor his attorney-in-fact to execute and deliver any such instruments for the Lessor.

         24.      DEFAULT.

                  24.1 If the Lessee fails to pay any installment of rent within ten days after written demand has been made therefore, or if the Lessee fails to maintain in full force and effect any insurance required by the terms hereof, or the Lessee fails to observe and perform any other provision, covenant, or condition of this lease required to be observed and performed by the Lessee, within ten days after the Lessor shall have given written notice to the Lessee of the failure of the Lessee to observe and perform the same, or if the Lessee abandons or vacates the premises during the term of this lease, and in any such event, immediately or at any time thereafter, at the option of the Lessor,
Lessor shall have the right to immediately re-enter and take possession of the premises and declare Lessee's right of possession under this lease to be terminated, in which event this lease, all rights of the Lessee, and all duties of the Lessor shall immediately cease and terminate, and the Lessor may possess and enjoy the premises as though this lease had never been made, without prejudice, however, to any and all rights of action against the Lessee the
Lessor may have for rent, damages, and breach of covenants, in respect to which the Lessee shall remain and continue liable notwithstanding such termination, including Lessor's cost of obtaining such possession, and of any repair or alterations necessary to prepare the premises for reletting, plus the costs and fees incurred in reletting, including any rental brokerage fees to licensed realtors whether independent or associated with Lessor.

                  24.2 If a petition in bankruptcy shall be filed by Lessee, or if the Lessee shall be adjudicated a bankrupt, or make an assignment for the benefit of creditors, or if the interests of the Lessee shall be sold under execution or other legal process, the Lessor may enter into said premises and again have and repossess the same, as if this lease had not been made, and shall thereupon have the right to terminate Lessee's right of occupancy and other rights under this lease, without prejudice, however, to the right of the Lessor to recover all unpaid rent for the period up to the time of entry, and any use and occupancy charges thereafter, should Lessee remain in possession, which possessory rights are not in such case granted by this lease. In case of any such entry, the Lessor shall relet the demised premises from time to time during the remainder of the term of this lease for the highest rent obtainable, and may recover from the Lessee any deficiency between such amount and the rent herein reserved.

                  24.3 Should any attorney be employed by Lessor to collect past due rents or to enforce any other provision, covenant, or condition of this lease, Lessee agrees to pay reasonable attorney's fees for said services.

         25. LATE CHARGES. There shall be a late charge of 3% of such amounts of rentals and other sums payable under this lease for each 30 days or portion thereof, that the rentals and or other sums remain unpaid more than ten days after the due date.

         26. ESTOPPEL CERTIFICATE. Lessee shall at any time, upon not less than ten days after receiving written notice from Lessor, execute, acknowledge and deliver to Lessor or such person designated by Lessor, a statement in writing:
(i) certifying that this lease is unmodified and in full force and effect (or if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect) and the date to which the rent and other charges are paid in advance, if any, (ii) acknowledging that there are not, to Lessee's knowledge, any uncured defaults on the part of the
Lessor hereunder, nor any offsets, counterclaims, or defenses to the lease on the part of the Lessee, as of the date thereof, or specifying such defaults and other matters if any are claimed, (iii) certifying that the Lessee has inspected and/or accepted the premises in the condition as of the date thereof, in the condition then existing, subject to such further or continuing obligations which
Lessor may be required to perform under the lease, and (iv) certifying as to any other matters which may be reasonably requested by Lessor. Such statement shall be conclusively relied upon by any prospective purchaser or encumbrancer of the premises. If Lessee fails to deliver such certificate within such time, then
Lessee appoints Lessor as Lessee's attorney-in-fact to execute same, or Lessor may exercise all remedies applicable to Lessee's default.

         27. ATTORNMENT OF LESSEE. Lessee shall in the event of the sale, assignment or other transfer of Lessor's interest in the premises or in this lease, or in the event of any proceedings brought for the foreclosure of, or in the event of exercise of the power of sale under any mortgage made by Lessor covering the premises, attorn to the transferee and recognize the transferee as
Lessor under this lease.

         28. NOTICES. Any notice under this lease must be in writing and must be sent by certified or registered mail to the last address of the party to whom the notice is to be given, as designated by such party in writing. The Lessor hereby designates its address as 6401 Odana Road, Madison, WI 53719. The Lessee hereby designates its address as 1480 South Hohokam Drive, Tempe, Arizona 85281,
Attention: Secretary. Any notice sent as provided herein shall be deemed sufficiently served or given for all purposes hereunder at such time said notice shall be deposited in any post office or branch post office regularly maintained by the United States Government.

         29. WAIVER. The waiver by either party of any breach of any terms or provisions herein contained shall not be deemed a waiver of any subsequent breach of the same or any other term or provision hereof.

         30. LESSEE'S PRORATA SHARE. Whenever in this lease a provision is made for the Lessee to pay or reimburse Lessor for Lessee's prorata share of a cost, bill, increase, amount, or the like, then Lessee's prorata share shall be a fraction of such cost, bill, increase, amount, or the like, the numerator of which shall be the number of square feet of floor space in the leased premises, and the denominator of which shall be the total number of square feet of floor space in the building or buildings, as the case may be, except that Lessor's estimate shall be used to adjust

additional water charges among heavy users thereof, and except that allocation of excess insurance premiums shall be made as provided in Paragraph 14.2.

         31.    CAPTIONS.  Article and paragraph captions are not a part hereof.

         32.    INTENTIONALLY BLANK.

         33.    INTENTIONALLY BLANK.

Except as otherwise herein provided, this lease shall be binding upon and inure to the benefit of the parties hereto and their heirs, personal representatives, successors, and assigns.

         IN WITNESS WHEREOF, this lease has been duly executed by the parties hereto as of the day and year first above written.

LESSEE                                               LESSOR
INTEGRATED INFORMATION SYSTEMS, INC.                 ROSS MENARD

By: /s/ William A. Mahan                             By: /s/ Ross Menard

Name: William A. Mahan

Title: EVP and CFO